Exhibit 10.24.4

RESOLUTION OF THE ESOP COMMITTEE

OF THE APPLETON PAPERS RETIREMENT SAVINGS

AND EMPLOYEE STOCK OWNERSHIP PLAN

Amendment Number Four to the Appleton Papers Retirement Savings

and Employee Stock Ownership Plan

WHEREAS, pursuant to Section 9.1 of the Appleton Papers Retirement Savings and Employee Stock Ownership Plan (the “Plan”), Appleton Papers Inc. (the “Company”) may amend the Plan in whole or in part, at any time and from time to time; and

WHEREAS, the Board of Directors of the Company has delegated to the ESOP Committee the authority to make non-material amendments to the Plan; and

WHEREAS, the ESOP Committee has determined that it is necessary to amend the Plan in order to implement certain provisions of the collective bargaining agreements entered into between the Company and its Appleton and New Carrollton bargaining units; and

WHEREAS, the ESOP Committee has determined that such an amendment would be a non-material amendment within the scope of the ESOP Committee’s delegation of authority from the Board of Directors;

NOW, THEREFORE, it is:

RESOLVED, that the Plan is hereby amended as set forth in the attached Amendment Number Four to the Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

IN WITNESS WHEREOF, the undersigned, being all of the members of the ESOP Committee, to evidence their consent to taking the foregoing actions, have caused the above-referenced amendment to be adopted with effect from the date specified therein.

[Signatures appear on following page]

Committee Member	Date

/s/ Mark Richards	10/8/12
Mark Richards

/s/ Thomas J. Ferree	10/8/12
Thomas J. Ferree

/s/ Kerry S. Arent	10/8/12
Kerry S. Arent

/s/ Kent Willetts	10/8/12
Kent Willetts

/s/ Tami L. Van Straten	10/8/12
Tami L. Van Straten

AMENDMENT NUMBER FOUR

TO THE

APPLETON PAPERS RETIREMENT SAVINGS AND

EMPLOYEE STOCK OWNERSHIP PLAN

Effective as of October 8, 2012, Section 3.3(c)(6) of the Plan is amended in its entirety to read as follows:

(6)           Special Profit Sharing Contributions

(a)           Bargaining Unit Employees (Appleton)

(i)           A special Profit Sharing Contribution of $1,000 shall be allocated to the Non-ESOP Profit Sharing Account of each Bargaining Unit Employee when his work area completes the work system redesign conducted during 2005 and 2006 or, if his work area does not participate in a redesign, when all redesigns are complete;

(ii)           A special Profit Sharing Contribution of $2,500 shall be allocated to the Non-ESOP Profit Sharing Account of each Bargaining Unit Employee whose original hire date with the Company is prior to January 1, 2012 and whose retirement date with the Company is after August 31, 2014, such contribution to be made as soon as reasonably practicable following the later to occur of the following dates: (A) September 1, 2014 provided that the Employee has then attained at least age 55 and completed 17 years of Service, and (B) the date that the Employee has attained age 55 and completed 17 years of Service.

(b)           Bargaining Unit Employees (West Carrollton)

(i)           A special Profit Sharing Contribution of $2,500 shall be allocated to the Non-ESOP Profit Sharing Account of each Bargaining Unit Employee who was hired by the Company prior to July 1, 2012 (including terminated Employees with original hire dates prior to July 1, 2012 who are rehired prior to April 1, 2015) and whose retirement date with the Company is after March 31, 2014, such contribution to be made as soon as reasonably practicable following the later to occur of the following dates: (A) April 1, 2014, provided that the Employee has then attained at least age 55 and completed 17 years of Service, and (B) the date that the Employee has attained age 55 and completed 17 years of Service;

(ii)           A special Profit Sharing Contribution of $2,000 shall be allocated as soon as reasonably practicable to the Non-ESOP Profit Sharing Account of each Bargaining Unit Employee who was actively employed with the Company as of September 6, 2012, and an additional special Profit Sharing Contribution of $1,000 shall be allocated as soon as reasonably practicable following April 1, 2013 to each Employee who remains actively employed with the Company as of that date; provided, however, that if a Bargaining Unit Employee was laid off as a result of the 2012 Domtar Basestock Purchase Agreement, and was recalled by the Company after September 6, 2012 and within his one-year recall period, such Employee shall, in lieu of the $2,000 and $1,000 special Profit Sharing Contributions referred to above, receive a $3,000 special Profit Sharing Contribution as of the one-year anniversary of the date of his recall, provide that on such date he remains actively employed with the Company.